Exhibit 99(n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated May 30, 2006 included in the Registration Statement (Form N-2 Nos. 333- 129563 and 811-21831) and related Statement of Additional Information of Alternative Investment Partners Absolute Return Fund STS.

ERNST & YOUNG LLP

New York, New York

July 11, 2006